CFO Commentary on Fourth Quarter and Fiscal 2025 Results
Q4 Fiscal 2025 Summary

GAAP
($ in millions, except earnings per share)	Q4 FY25	Q3 FY25	Q4 FY24	Q/Q	Y/Y
Revenue	$39,331	$35,082	$22,103	Up 12%	Up 78%
Gross margin	73.0%	74.6%	76.0%	Down 1.6 pts	Down 3.0 pts
Operating expenses	$4,689	$4,287	$3,176	Up 9%	Up 48%
Operating income	$24,034	$21,869	$13,615	Up 10%	Up 77%
Net income	$22,091	$19,309	$12,285	Up 14%	Up 80%
Diluted earnings per share	$0.89	$0.78	$0.49	Up 14%	Up 82%

Non-GAAP
($ in millions, except earnings per share)	Q4 FY25	Q3 FY25	Q4 FY24	Q/Q	Y/Y
Revenue	$39,331	$35,082	$22,103	Up 12%	Up 78%
Gross margin	73.5%	75.0%	76.7%	Down 1.5 pts	Down 3.2 pts
Operating expenses	$3,378	$3,046	$2,210	Up 11%	Up 53%
Operating income	$25,516	$23,276	$14,749	Up 10%	Up 73%
Net income	$22,066	$20,010	$12,839	Up 10%	Up 72%
Diluted earnings per share	$0.89	$0.81	$0.52	Up 10%	Up 71%

Revenue by Reportable Segments
($ in millions)	Q4 FY25	Q3 FY25	Q4 FY24	Q/Q	Y/Y
Compute & Networking	$36,036	$31,036	$17,898	Up 16%	Up 101%
Graphics	3,295	4,046	4,205	Down 19%	Down 22%
Total	$39,331	$35,082	$22,103	Up 12%	Up 78%

Revenue by Market Platform
($ in millions)	Q4 FY25	Q3 FY25	Q4 FY24	Q/Q	Y/Y
Data Center	$35,580	$30,771	$18,404	Up 16%	Up 93%
Compute	32,556	27,644	15,073	Up 18%	Up 116%
Networking	3,024	3,127	3,331	Down 3%	Down 9%
Gaming	2,544	3,279	2,865	Down 22%	Down 11%
Professional Visualization	511	486	463	Up 5%	Up 10%
Automotive	570	449	281	Up 27%	Up 103%
OEM and Other	126	97	90	Up 30%	Up 40%
Total	$39,331	$35,082	$22,103	Up 12%	Up 78%

Fiscal 2025 Summary

GAAP
($ in millions, except earnings per share)	FY25	FY24	Y/Y
Revenue	$130,497	$60,922	Up 114%
Gross margin	75.0%	72.7%	Up 2.3 pts
Operating expenses	$16,405	$11,329	Up 45%
Operating income	$81,453	$32,972	Up 147%
Net income	$72,880	$29,760	Up 145%
Diluted earnings per share	$2.94	$1.19	Up 147%

Non-GAAP
($ in millions, except earnings per share)	FY25	FY24	Y/Y
Revenue	$130,497	$60,922	Up 114%
Gross margin	75.5%	73.8%	Up 1.7 pts
Operating expenses	$11,716	$7,825	Up 50%
Operating income	$86,789	$37,134	Up 134%
Net income	$74,265	$32,312	Up 130%
Diluted earnings per share	$2.99	$1.30	Up 130%

Revenue by Reportable Segments
($ in millions)	FY25	FY24	Y/Y
Compute & Networking	$116,193	$47,405	Up 145%
Graphics	14,304	13,517	Up 6%
Total	$130,497	$60,922	Up 114%

Revenue by Market Platform
($ in millions)	FY25	FY24	Y/Y
Data Center	$115,186	$47,525	Up 142%
Compute	102,196	38,950	Up 162%
Networking	12,990	8,575	Up 51%
Gaming	11,350	10,447	Up 9%
Professional Visualization	1,878	1,553	Up 21%
Automotive	1,694	1,091	Up 55%
OEM and Other	389	306	Up 27%
Total	$130,497	$60,922	Up 114%
We specialize in markets where our computing platforms can provide tremendous acceleration for applications. These platforms incorporate processors, interconnects, software, algorithms, systems and services to deliver unique value. Our platforms address four large markets where our expertise is critical: Data Center, Gaming, Professional Visualization, and Automotive.
On June 7, 2024, we completed a 10-for-1 forward stock split. All share and per share amounts presented have been retroactively adjusted to reflect the stock split.
Revenue
Revenue for the fourth quarter was a record $39.3 billion, up 78% from a year ago and up 12% sequentially. Fiscal year revenue was $130.5 billion, up 114% from a year ago.

Data Center revenue for fiscal 2025 was $115.2 billion, up 142% from a year ago. Data Center revenue for the fourth quarter was a record, up 93% from a year ago and up 16% sequentially. The strong year-on-year and sequential growth was driven by demand for our accelerated computing platform used for large language models, recommendation engines, and generative AI applications. We delivered $11.0 billion of Blackwell architecture revenue in the fourth quarter of fiscal 2025, the fastest product ramp in our company’s history. Blackwell sales were led by large cloud service providers which represented approximately 50% of our Data Center revenue. Data Center compute revenue was $32.6 billion, up 116% from a year ago and up 18% sequentially, driven by demand for our Blackwell computing platform and sequential growth from our H200 offering. Networking revenue was $3.0 billion, down 9% from a year ago and down 3% sequentially. We are transitioning from small NVLink 8 with Infiniband to large NVLink 72 with Spectrum X. Networking experienced growth in Ethernet for AI, which includes Spectrum-X end-to-end ethernet platform, and NVLink products related to the ramp of our Grace Blackwell platform.
Gaming revenue for fiscal 2025 was up 9% from a year ago, driven by sales of our GeForce RTX 40 Series GPUs. Gaming revenue for the fourth quarter was down 11% from a year ago and down 22% sequentially, due to limited supply for both Blackwell and Ada GPUs.
Professional Visualization revenue for fiscal 2025 was up 21% from a year ago. Professional Visualization revenue for the fourth quarter was up 10% from a year ago and up 5% sequentially. These increases were driven by the continued ramp of Ada RTX GPU workstations for use cases such as generative AI-powered design, simulation, and engineering.
Automotive revenue for fiscal 2025 was up 55% from a year ago. Automotive revenue for the fourth quarter was up 103% from a year ago and up 27% sequentially. These increases were driven by sales of our self-driving platforms.
Gross Margin
GAAP and non-GAAP gross margins for the fourth quarter decreased from a year ago and sequentially, primarily due to a transition to more complex and higher cost systems within Data Center.
Fiscal 2025 GAAP and Non-GAAP gross margin increased from a year ago, driven by a higher mix of Data Center revenue.
Expenses
GAAP operating expenses for the fourth quarter were up 48% from a year ago and up 9% sequentially, and non-GAAP operating expenses were up 53% from a year ago and up 11% sequentially. Fiscal 2025 GAAP and non-GAAP operating expenses were up 45% and 50% from a year ago, respectively. The fourth quarter and fiscal 2025 year-on-year increases were primarily driven by higher compensation and benefits expenses due to employee growth and compensation increases, and engineering development, compute and infrastructure costs for new product introductions. The sequential increases were primarily driven by engineering development, compute and infrastructure costs for new product introductions.
Other Income & Expense and Income Tax
GAAP other income and expense (OI&E) includes interest income, interest expense, and gains or losses from non-marketable and publicly-held equity securities. Non-GAAP OI&E excludes the gains or losses from non-marketable and publicly-held equity securities.
Interest income for the fourth quarter and fiscal year was $511 million and $1.8 billion, respectively, up from a year ago and sequentially, reflecting growth in cash, cash equivalents, and marketable securities. Net gains from non-marketable and publicly-held equity securities for the fourth quarter were $727 million, reflecting fair value adjustments and sales of equity investments.

GAAP effective tax rate for the fourth quarter was 12.4%, a decrease from a year ago reflecting a higher tax benefit from stock-based compensation. GAAP effective tax rate for the fiscal year was 13.3%, an increase from a year ago primarily reflecting higher pre-tax income and a discrete benefit in fiscal 2024 due to an audit resolution. Non-GAAP effective tax rate for the fourth quarter and fiscal year was 15.0% and 15.9%, respectively.
Balance Sheet and Cash Flow
Cash, cash equivalents and marketable securities were $43.2 billion, up from $26.0 billion a year ago and $38.5 billion a quarter ago. The increases primarily reflect higher revenue partially offset by stock repurchases.
Accounts receivable was $23.1 billion with 53 days sales outstanding (DSO).
Inventory was $10.1 billion with 86 days sales of inventory (DSI). Inventory increased from $7.7 billion, and DSI increased from 78 days sequentially. Purchase commitments and obligations for inventory and manufacturing capacity were $30.8 billion, including new capacity commitments and components. Supply and capacity prepayments were $5.1 billion.
Other non-inventory purchase obligations were $14.3 billion, including $10.9 billion of multi-year cloud service agreements. We expect cloud service agreements to be used to support our research and development efforts and our DGX Cloud offerings.
Cash flow from operating activities was $16.6 billion, up from $11.5 billion a year ago and down from $17.6 billion a quarter ago. Fiscal year cash flow from operating activities was $64.1 billion, up from $28.1 billion a year ago. The year-on-year increases reflect higher revenue. The sequential decrease was driven by a higher accounts receivable balance due to shipment linearity and increased inventory to support our Blackwell product ramp.
We utilized cash of $8.1 billion towards shareholder returns, including $7.8 billion in share repurchases and $245 million in cash dividends. In fiscal 2025, we utilized cash of $34.5 billion towards shareholder returns, including $33.7 billion in share repurchases and $834 million in cash dividends.
First Quarter of Fiscal 2026 Outlook
Outlook for the first quarter of fiscal 2026 is as follows:
•Revenue is expected to be $43.0 billion, plus or minus 2%.
•GAAP and non-GAAP gross margins are expected to be 70.6% and 71.0%, respectively, plus or minus 50 basis points.
•GAAP and non-GAAP operating expenses are expected to be approximately $5.2 billion and $3.6 billion, respectively.
•GAAP and non-GAAP other income and expense are expected to be an income of approximately $400 million, excluding gains and losses from non-marketable and publicly-held equity securities.
•GAAP and non-GAAP tax rates are expected to be 17.0%, plus or minus 1%, excluding any discrete items.
___________________________

For further information, contact:

Stewart Stecker	Mylene Mangalindan
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
sstecker@nvidia.com	mmangalindan@nvidia.com
Non-GAAP Measures
To supplement NVIDIA’s condensed consolidated financial statements presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP other income (expense), net, non-GAAP net income, non-GAAP net income, or earnings, per diluted share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation expense, acquisition-related and other costs, other, gains from non-marketable and publicly-held equity securities, net, interest expense related to amortization of debt discount, and the associated tax impact of these items where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less both purchases related to property and equipment and intangible assets and principal payments on property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and the company’s non-GAAP measures may be different from non-GAAP measures used by other companies.
Certain statements in this CFO Commentary including, but not limited to, statements as to: expectations with respect to growth, performance and benefits of our products, services, and technologies, including Blackwell, and related trends and drivers; expectations with respect to supply and demand for our products, services, and technologies, including Blackwell, and related matters including inventory, production and distribution; expectations with respect to NVIDIA’s third party arrangements, including with its collaborators and partners; expectations with respect to technology developments and related trends and drivers; our financial and business outlook for the first quarter of fiscal 2026 and beyond; projected market growth and trends; expectations with respect to AI and related industries; and other statements that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic and political conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; and changes in applicable laws and regulations, as well as other factors detailed from time to time in the most recent reports NVIDIA files with the Securities and Exchange Commission, or SEC, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.
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NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 28,	January 26,	January 28,
	2025	2024	2024	2025	2024

GAAP cost of revenue	$10,608	$8,926	$5,312	$32,639	$16,621
GAAP gross profit	$28,723	$26,156	$16,791	$97,858	$44,301
GAAP gross margin	73.0%	74.6%	76.0%	75.0%	72.7%
Acquisition-related and other costs (A)	118	116	119	472	477
Stock-based compensation expense (B)	53	50	45	178	141
Other (C)	—	—	4	(3)	40
Non-GAAP cost of revenue	$10,437	$8,759	$5,144	$31,992	$15,963
Non-GAAP gross profit	$28,894	$26,322	$16,959	$98,505	$44,959
Non-GAAP gross margin	73.5%	75.0%	76.7%	75.5%	73.8%

GAAP operating expenses	$4,689	$4,287	$3,176	$16,405	$11,329
Stock-based compensation expense (B)	(1,268)	(1,202)	(948)	(4,559)	(3,408)
Acquisition-related and other costs (A)	(43)	(39)	(18)	(130)	(106)
Other (C)	—	—	—	—	10
Non-GAAP operating expenses	$3,378	$3,046	$2,210	$11,716	$7,825

GAAP operating income	$24,034	$21,869	$13,615	$81,453	$32,972
Total impact of non-GAAP adjustments to operating income	1,482	1,407	1,134	5,336	4,162
Non-GAAP operating income	$25,516	$23,276	$14,749	$86,789	$37,134

GAAP other income (expense), net	$1,183	$447	$491	$2,573	$846
Gains from non-marketable equity securities and publicly-held equity securities, net	(727)	(37)	(260)	(1,030)	(238)
Interest expense related to amortization of debt discount	1	1	1	4	4
Non-GAAP other income (expense), net	$457	$411	$232	$1,547	$612

GAAP net income	$22,091	$19,309	$12,285	$72,880	$29,760
Total pre-tax impact of non-GAAP adjustments	756	1,371	875	4,310	3,928
Income tax impact of non-GAAP adjustments (D)	(781)	(670)	(321)	(2,925)	(1,376)
Non-GAAP net income	$22,066	$20,010	$12,839	$74,265	$32,312

	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 28,	January 26,	January 28,
	2025	2024	2024	2025	2024
Diluted net income per share (E)
GAAP	$0.89	$0.78	$0.49	$2.94	$1.19
Non-GAAP	$0.89	$0.81	$0.52	$2.99	$1.30

Weighted average shares used in diluted net income per share computation (E)	24,706	24,774	24,900	24,804	24,936

GAAP net cash provided by operating activities	$16,628	$17,629	$11,499	$64,089	$28,090
Purchases related to property and equipment and intangible assets	(1,077)	(813)	(253)	(3,236)	(1,069)
Principal payments on property and equipment and intangible assets	(32)	(29)	(29)	(129)	(74)
Free cash flow	$15,519	$16,787	$11,217	$60,724	$26,947

(A) Acquisition-related and other costs are comprised of amortization of intangible assets, transaction costs, and certain compensation charges and are included in the following line items:
	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 28,	January 26,	January 28,
	2025	2024	2024	2025	2024
Cost of revenue	$118	$116	$119	$472	$477
Research and development	$27	$23	$12	$79	$49
Sales, general and administrative	$16	$16	$6	$51	$57

(B) Stock-based compensation consists of the following:
	Three Months Ended			Twelve Months Ended
	January 26,	October 27,	January 28,	January 26,	January 28,
	2025	2024	2024	2025	2024
Cost of revenue	$53	$50	$45	$178	$141
Research and development	$955	$910	$706	$3,423	$2,532
Sales, general and administrative	$313	$292	$242	$1,136	$876

(C) Other consists of IP-related costs and assets held for sale related adjustments

(D) Income tax impact of non-GAAP adjustments, including the recognition of excess tax benefits or deficiencies related to stock-based compensation under GAAP accounting standard

(E) Reflects a ten-for-one stock split on June 7, 2024

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q1 FY2026 Outlook
($ in millions)
GAAP gross margin	70.6%
Impact of stock-based compensation expense, acquisition-related costs, and other costs	0.4%
Non-GAAP gross margin	71.0%

GAAP operating expenses	$5,150
Stock-based compensation expense, acquisition-related costs, and other costs	(1,550)
Non-GAAP operating expenses	$3,600